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                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                          CRESTAR FINANCIAL CORPORATION

                                       and

                            THE CHASE MANHATTAN BANK

                          Dated as of December 31, 1996

            8.16% Junior Subordinated Deferrable Interest Debentures
                              due December 15, 2026


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



                                        TABLE OF CONTENTS

                                     ----------------------

                                                                                             PAGE
                                                                                             ----

                                            ARTICLE 1
                                           DEFINITIONS

SECTION 1.01.  Definition of Terms..............................................................2

                                            ARTICLE 2
               GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED DEBENTURES

SECTION 2.01.  Designation and Principal Amount.................................................6
SECTION 2.02.  Stated Maturity..................................................................6
SECTION 2.03.  Form and Payment; Minimum Transfer Restriction...................................6
SECTION 2.04.  Exchange and Registration of Transfer of Junior Subordinated
         Debentures; Restrictions on Transfers; Depositary......................................7
SECTION 2.05.  Interest........................................................................13

                                            ARTICLE 3
                 REDEMPTION AND PREPAYMENT OF THE JUNIOR SUBORDINATED DEBENTURES

SECTION 3.01.  Optional Prepayment by Company..................................................14
SECTION 3.02.  Tax Event, Investment Company Event or Capital Treatment
         Event Prepayment......................................................................15
SECTION 3.03.  Notice of Prepayment............................................................16

                                            ARTICLE 4
                              EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.01.  Extension of Interest Period....................................................16
SECTION 4.02.  Notice of Extension.............................................................17

                                            ARTICLE 5
                                            EXPENSES

SECTION 5.01.  Payment of Expenses.............................................................18
SECTION 5.02.  Payment upon Resignation or Removal.............................................18

                                            ARTICLE 6
                              FORM OF JUNIOR SUBORDINATED DEBENTURE

SECTION 6.01.  Form of Junior Subordinated Debenture...........................................19






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                                            ARTICLE 7
                        ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES

SECTION 7.01.  Original Issue of Junior Subordinated Debentures................................19

                                            ARTICLE 8
                                     EXCHANGE OF SECURITIES

SECTION 8.01.  Mandatory Tender in Exchange Offer..............................................20

                                            ARTICLE 9
                                          MISCELLANEOUS

SECTION 9.01.  Ratification of Indenture; First Supplemental Indenture Controls
          .....................................................................................20
SECTION 9.02.  Trustee Not Responsible for Recitals............................................20
SECTION 9.03.  Governing Law...................................................................20
SECTION 9.04.  Separability....................................................................20
SECTION 9.05.  Counterparts....................................................................21
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         FIRST SUPPLEMENTAL  INDENTURE dated as of December 31, 1996 (the "First
Supplemental  Indenture")  between  Crestar  Financial  Corporation,  a Virginia corporation  (the  "Company"),  and The Chase  Manhattan  Bank,  as trustee (the
"Trustee") under the Indenture dated as of December 31, 1996 between the Company and the Trustee (the "Base Indenture" and together with the First
Supplemental Indenture, the "Indenture").

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debentures (the "Debentures") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two separate series of its
Debentures, both to be known as its 8.16% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 (collectively, the "Junior
Subordinated Debentures"), the form and substance of such Junior Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

         WHEREAS, the Company desires that (x) the first series of Junior Subordinated Debentures (the "Private Debentures") be originally issued on December 31, 1996, pursuant to the Indenture, the Purchase Agreement (as defined below) and the Trust Agreement (as defined below), the certificates for which initially shall bear legends in the form set forth in Section 2.04(e) indicating that they have not been registered under the Securities Act and restricting transfers thereof , and (y) the second series of Junior Subordinated Debentures (the "Exchange Debentures") be issuable upon surrender of and in exchange for the Private Debentures pursuant to Section 8.01;

         WHEREAS, Crestar Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the purchasers (the "Purchasers") named in
Schedule I to the Purchase Agreement (the "Purchase Agreement") dated as of December 20, 1996 among the Purchasers, the Trust and the Company in a private placement $200,000,000 aggregate liquidation amount of its 8.16% Capital Securities (the "Capital Securities") representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $6,200,000 aggregate liquidation amount of its Common
Securities, in $206,200,000 aggregate principal amount of the Junior Subordinated Debentures; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Junior Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Debentures by the Purchasers, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definition of Terms. For all purposes of the First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms which are defined in the Base Indenture have the same meanings when used in this First Supplemental Indenture;

          (b) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

          (c) all other terms used herein which are defined in the Trust Indenture Act of 1939, whether directly or by reference therein, have the meanings assigned to them therein;

          (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;







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          (e) a reference  to a Section or Article is to a Section or Article of
this First Supplemental Indenture unless otherwise stated;

          (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) headings are for convenience of reference only and do not affect interpretation;

          (h) the term "prepayment" as used herein means "redemption" as such term is used in the Base Indenture; and

          (i) the following terms have the meanings given to them in the Trust Agreement (as defined herein): (i) Affiliate, (ii) Administrator, (iii) Business Day, (iv) Clearing Agency, (v) Capital Securities Certificate, (vi) Capital Treatment Event, (vii) Debenture Exchange and Registration Rights Agreement,
(viii) Delaware  Trustee,  (ix) Investment  Company Event, (x) Property Trustee,
(xi) PORTAL Market, (xii) QIB, (xiii) Registration Rights Agreements, (xiv) Regulation S, (xv) Rule 144(k), (xvi) Rule 144A, (xvii) Tax Event, (xviii) Trust Securities and (xix) Capital Securities Exchange and Registration Rights Agreement.

         "Additional Interest" has the meaning specified in Section 2.05.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) 1.00% if such prepayment date occurs on or before December 15, 1997 or (ii) 0.50% if such prepayment date occurs after December 15, 1997.

         "Capital Securities" has the meaning specified in the fourth recital to this First Supplemental Indenture.

         "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 15, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.






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         "Comparable  Treasury  Price"  means (A) the average of five  Reference
Treasury Dealer Quotations for the applicable prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Compounded Interest" has the meaning specified in Section 4.01.

         "Coupon Rate" has the meaning specified in Section 2.05(a).

         "Deferred Interest" has the meaning specified in Section 4.01.

         "Event Prepayment Price" has the meaning specified in Section 3.02.

         "Exchange Debenture" has the meaning specified in the third recital to this First Supplemental Indenture.

         "Extension Period" has the meaning specified in Section 4.01.

         "Global Debenture" has the meaning specified in Section 2.04(a).

         "Global Private Debenture" has the meaning specified in Section
2.04(a).

         "Interest Payment Date" has the meaning specified in Section  2.05.

           Liquidation Amount" means the stated amount of $1,000 per Capital Security.

         "Minimum Transfer Restrictions" has the meaning specified in Section 2.03(b).

         "Non U.S. Person" means a Person other than a U.S. Person, including dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners of Junior Subordinated Debentures (other than an estate or trust).

         "Optional  Prepayment  Price"  has the  meaning  specified  in  Section
3.01(a).

         "Prepayment Date" has the meaning specified in Section 3.01(a).

         "Prepayment Price" means the Optional Prepayment Price and the Event Prepayment Price, collectively.






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         "Private  Debenture" has the meaning  specified in the third recital to this First Supplemental Indenture.

         "Purchase Agreement" has the meaning specified in the fourth recital to this First Supplemental Indenture.

         "Purchasers" has the meaning specified in the fourth recital to this First Supplemental Indenture.

         "Quotation Agent" means Morgan Stanley & Co. Incorporated.

         "Record Date" has the meaning specified in Section 2.05(a).

         "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such prepayment date.

         "Remaining Life" has the meaning specified in Section 3.02.

         "Restricted Security" has the meaning specified in Section 2.04(e).

         "Special Interest" has the meaning specified in Section 2.05(c).

         "Transfer Restriction Termination Date" means the first date on which the Junior Subordinated Debentures (other than Junior Subordinated Debentures acquired by the Company or any Affiliate thereof) may be sold pursuant to Rule 144(k).

         "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.R.(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

         "Trust Agreement" means the Amended and Restated Trust Agreement dated as of December 31, 1996 among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrators named therein (the forms of which Trust Agreement and related Capital Securities Guarantee Agreement are annexed hereto as Exhibits E and F).

         "U.S. Person" has the meaning given such term in Rule 902(o) of Regulation S.



                                    ARTICLE 2
       GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED DEBENTURES

         SECTION 2.01. Designation and Principal Amount. There is hereby authorized two series of Debentures, both to be designated the "8.16% Junior Subordinated Deferrable Interest Debentures due December 15, 2026," limited in aggregate principal amount to $206,200,000, which amount shall be as set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Debentures pursuant to Section 2.01 of the Base Indenture and Section 7.01(a).

         SECTION 2.02. Stated Maturity. The Stated Maturity of the Junior Subordinated Debentures is December 15, 2026, and shall not be subject to extension.

         SECTION 2.03. Form and Payment; Minimum Transfer Restriction. (a) Except as provided in Section 2.01, the Private Debentures shall be issued to the Trust in fully registered certificated form without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Exchange Debentures shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Principal and interest on the Junior Subordinated Debentures issued in certificated form will be payable, the transfer of such Junior Subordinated Debentures will be registrable and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures bearing identical terms and provisions at the principal office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the registered holder of any Junior Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest, Additional Interest and Special Interest, if any) on such Junior Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee. The Register for the Junior Subordinated Debentures shall be kept at the principal office of the Trustee and the Trustee is hereby appointed registrar for the Junior Subordinated Debentures.

          (b) The Private Debentures may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Private Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever (the foregoing restriction being the "Minimum Transfer Restriction").

         SECTION 2.04. Exchange and Registration of Transfer of Junior Subordinated Debentures; Restrictions on Transfers; Depositary. If distributed to holders of Capital Securities pursuant to Section 9.04 of the Trust Agreement, the Junior Subordinated Debentures will be issued to such holders in the same form as the Capital Securities that such Junior Subordinated Debentures replace in accordance with the following procedures:

          (a) So long as Junior Subordinated Debentures are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Junior Subordinated Debentures that are so eligible may be represented by one or more Junior Subordinated Debentures in global form (a "Global Debenture") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Junior Subordinated Debenture in global form shall be effected through the Depositary in accordance with the Indenture and the procedures of the Depositary therefor.

         Private Debentures that are distributed to QIBs in replacement of Capital Securities represented by a global Capital Security will be represented by a global Private Debenture (the "144A Global Debenture"). Private Debentures that are distributed to Non-U.S. Persons in replacement of Capital Securities represented by a global Capital Security will be represented by a global Private Debenture (the "Regulation S Global Debenture"). Each of the 144A Global Debenture and the Regulation S Global Debenture shall be referred to herein as a "Global Private Debenture." Private Debentures that are distributed to QIBs or to Non-U.S. Persons in replacement of definitive Capital Securities will be represented by definitive Private Debentures as set forth in Section 2.04(b). If Global Private Debentures are issued, transfers of interests in the Private Debentures between the 144A Global Debenture and the Regulation S Global Debenture will be made in accordance with the standing instructions and procedures of the Depositary and its participants and in accordance with Section 2.04(d), and the Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of such Global Private Debentures to reflect any such transfers.

         Except as provided in Section 2.04(e) below, beneficial owners of a Junior Subordinated Debenture in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered registered holders of such Junior Subordinated Debentures in global form.

          (b)  Capital   Securities  held  in  certificated   form,  except  for
certificates representing Capital Securities held by the Depositary or its nominee (or any successor Clearing Agency or its nominee), shall upon presentation to the Trustee by the Property Trustee or by the holder thereof or by the Property Trustee on behalf of such holders shall be exchanged for Junior Subordinated Debentures in fully registered certificated form of like aggregate principal amount and tenor.

          (c) So long as the Private Debentures are eligible for book-entry settlement, and to the extent that beneficial interests in Private Debentures are held by QIBs or Non-U.S. Persons, as the case may be, in a Global Private Debenture, or unless otherwise required by law, upon any transfer of a definitive Private Debenture to a QIB in accordance with Rule 144A or to a Non-U.S. Person in accordance with Regulation S, and upon receipt of the definitive Private Debenture or Private Debentures being so transferred, and subject to Section 2.04(d)(i), the Trustee shall make an endorsement on any 144A Global Debenture or any Regulation S Global Debenture, as the case may be, to reflect an increase in the aggregate principal amount of the Private Debentures represented by such Global

Private Debenture in accordance with the standing instructions and procedures of the Depositary, and the Trustee shall cancel such definitive Private Debenture or Private Debentures the aggregate principal amount of Private Debentures represented by such Global Private Debenture to be increased accordingly; provided that no definitive Private Debenture, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Private Debenture until such definitive Private Debenture is freely tradable in accordance with Rule 144(k); provided further that the Trustee shall, at the written request of the Company, issue Private Debentures in definitive form upon any transfer of a beneficial interest in the Global Private Debenture to the Company or any Affiliate of the Company.

         Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Depositary, by the New York Stock Exchange or by the National Association of Securities Dealers, Inc. in order for the Private Debentures to be tradeable on the PORTAL Market or as may be required for the Private Debentures to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Junior Subordinated Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Junior Subordinated Debentures are subject.

         (d)  Prior to the Transfer Restriction Termination Date,

                           (i) any  transfer of a definitive  Private  Debenture
                  shall be registered upon the Register only upon receipt by the Trustee of such Private Debenture accompanied by a duly completed and executed certificate of transfer in the form attached to Exhibit A and, in the case of a transfer to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act) in a transaction exempt from the registration requirements of the Act, upon receipt by the Trustee of a written certificate in the form of Exhibit B (or other certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is exempt from the registration requirements of the Act);

                           (ii) any transfer pursuant to Rule 144A under the Act
                  of a beneficial interest in a Regulation S Global Debenture shall be reflected by an increase in the 144A Global Debenture and a corresponding decrease in the Regulation S Global Debenture (in accordance with Section 2.04(a)) only upon receipt by the Trustee of a written certificate in the form of Exhibit C (or such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to Rule 144A); and

                           (iii) any  transfer  in  accordance  with Rule 904 of
                  Regulation S of a beneficial interest in a 144A Global Debenture shall be reflected by an increase in the Regulation S Global Debenture and a corresponding decrease in the 144A Global Debenture (in accordance with Section 2.04(a)) only upon receipt by the Trustee of a written certificate in the form of Exhibit D (or such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to Rule 904 of Regulation S).

          (e) Each Private Debenture that bears or is required to bear the legend set forth in this Section 2.04(e) (a "Restricted Security") shall be subject to the restrictions on transfer provided in the legend set forth in this
Section 2.04(e), unless such restrictions on transfer shall be waived by the written consent of the Company, and the registered holder of each Restricted Security, by such securityholder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.04(e) and in Section 2.04(f), the terms "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         Prior to the Transfer Restriction Termination Date, any certificate evidencing a Private Debenture shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT)

         ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO CRESTAR FINANCIAL CORPORATION OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR TRANSFER AGENT), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE CHASE MANHATTAN BANK, AS TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN

         EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Following the Transfer Restriction Termination Date or the sale of a Private Debenture pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act, any Private Debenture or security issued in exchange or substitution therefor (other than Private Debentures acquired by the Company or any Affiliate thereof since the issue date of the Capital Securities) may upon surrender of such Private Debenture for exchange to the Security registrar in accordance with the provisions of this
Section 2.04, be exchanged for a new Private Debenture or Private Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.04(e).

         Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.04(e)), a Junior Subordinated Debenture in global form may not be exchanged in whole or in part for Junior Subordinated Debentures registered, and no transfer of a Junior Subordinated Debenture in global form may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (B) shall no longer be eligible to so act and a successor Depositary for such Global Debenture is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Global Debenture, or
(iii) the Company instructs the Trustee to exchange such Global Debenture for a Junior Subordinated Debenture that is not a Global Debenture (in which case such exchange shall be effected by the Trustee).

         The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Junior Subordinated Debentures in global form. Initially, the Global Debentures shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, as custodian for Cede & Co.

         If at any time the Depositary for the Global Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such Junior Subordinated Debentures or if the Depositary ceases to be eligible to so act, the Company may appoint a successor Depositary with respect to such Junior Subordinated Debentures. If a successor Depositary for the Junior Subordinated Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Junior Subordinated Debentures, will authenticate and deliver, Junior Subordinated Debentures in definitive form, in an aggregate principal amount equal to the principal amount of the Global Debentures, in exchange for such Global Debentures.

         Definitive Junior Subordinated Debentures issued in exchange for all or a part of a Global Debenture pursuant to this section 2.04(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Junior Subordinated Debentures to the person in whose names such definitive Junior Subordinated Debentures are so registered.

         At such time as all interests in a Global Debenture have been redeemed, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Junior Subordinated Debentures, redeemed by the Company pursuant to Article 3 or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Trustee to reflect such reduction or increase.

          (f) Any Private Debenture that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Private Debentures no longer being "restricted securities" (as defined under Rule 144).

         SECTION 2.05. Interest. (a) Each Junior Subordinated Debenture will bear interest at the rate of 8.16% per annum (the "Coupon Rate") from December 15, 1996 until the principal thereof becomes due and payable, and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semiannually, payable (subject to the provisions of Article 4) semiannually in arrears on the fifteenth day of June and December of each year (each, an "Interest Payment Date"), commencing on June 15, 1997, to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The "Record Date" for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Debenture is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date for payment of interest will be the first day of the calendar month in which the applicable Interest Payment Date falls or, if such first day of the month is not a Business Day, then the Business Day next preceding such day. Until liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

          (c) If the Company does not comply with certain of its obligations under the Registration Rights Agreements, the Private Debentures shall, in accordance with Section 2(c) of the Capital Securities Exchange and Registration Rights Agreement and Section 2(c) of the Debenture Exchange and Registration Rights Agreement, bear additional interest ("Special Interest") in addition to the interest provided for in Section 2.05(a).

                                    ARTICLE 3
         REDEMPTION AND PREPAYMENT OF THE JUNIOR SUBORDINATED DEBENTURES

         SECTION 3.01. Optional Prepayment by Company. (a) Subject to the provisions of Section 3.01(b) and to the provisions of Article 3 of the Base Indenture, except as otherwise may be specified in Section 3.01(b) or elsewhere in this First Supplemental Indenture, the Company shall have the right to prepay the Junior Subordinated Debentures, in whole or in part, from time to time, on or after

December 15, 2006, subject to the Company having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest, including Compounded Interest, Additional Interest and Special Interest thereon to the date of prepayment (the date of prepayment pursuant to this Section 3.01 or Section 3.02, as the case may be, the "Prepayment Date"); if prepaid during the period:

              December 15, 2006 to December 14, 2007:                 104.080%
              December 15, 2007 to December 14, 2008:                 103.672%
              December 15, 2008 to December 14, 2009:                 103.264%
              December 15, 2009 to December 14, 2010:                 102.856%
              December 15, 2010 to December 14, 2011:                 102.448%
              December 15, 2011 to December 14, 2012:                 102.040%
              December 15, 2012 to December 14, 2013:                 101.632%
              December 15, 2013 to December 14, 2014:                 101.224%
              December 15, 2014 to December 14, 2015:                 100.816%
              December 15, 2015 to December 14, 2016:                 100.408%
              On or after December 15, 2016:                          100.000%

         If the Junior Subordinated Debentures are only partially prepaid pursuant to this Section 3.01, the Junior Subordinated Debentures will be selected for prepayment by any method utilized by the Trustee. The Optional Prepayment Price, together with any required interest payment, shall be paid prior to 12:00 Noon, New York time, on the Prepayment Date provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Prepayment Price, together with any required interest payment, by 10:00 A.M., New York City time, on the date such amounts are to be paid.

          (b) If a partial prepayment of the Junior Subordinated Debentures would result in the delisting of the Capital Securities issued by the Trust from any national securities exchange or other organization on which the Capital Securities are then listed, the Company shall not be permitted to effect such partial prepayment and may only prepay the Junior Subordinated Debentures in whole.

         SECTION 3.02. Tax Event, Investment Company Event or Capital Treatment Event Prepayment. If a Tax Event, Investment Company Event or Capital Treatment Event shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event, at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent, an amount equal to the sum of the present values of the Optional Prepayment Price that would be payable pursuant to Section 3.01 with respect to an optional prepayment of such Junior Subordinated Debentures on December 15, 2006, together with the present values of scheduled payments of interest on each Interest Payment Date from the Prepayment Date to December 15, 2006 (the "Remaining Life"), in each case discounted to the Prepayment Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon (including Compounded Interest, Additional Interest and Special Interest) to but excluding the Prepayment Date, provided that with respect to any prepayment under this Section 3.02 of Junior Subordinated Debentures as a result of a Tax Event, Investment Company Event or Capital Treatment Event that occurs on or after December 15, 2006, the Event Prepayment Price shall be an amount equal to the Optional Prepayment Price that would be payable pursuant to Section 3.01 with respect to an optional prepayment of the Junior Subordinated Debentures on the Prepayment Date (including accrued interest to the Prepayment Date).

         The Company shall give the Trustee notice of the amount of the Event Prepayment Price promptly after the calculation thereof.

         SECTION 3.03. Notice of Prepayment. Subject to Article 3 of the Base Indenture, notice of any prepayment pursuant to this Article 3 will be mailed at least 30 days but not more than 60 days before the Prepayment Date to each holder of Junior Subordinated Debentures to be prepaid at such holder's registered address. Unless the Company defaults in payment of the Prepayment Price, on and after the Prepayment Date interest shall cease to accrue on all Junior Subordinated Debentures called for prepayment on such Prepayment Date.



                                    ARTICLE 4
                      EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.01. Extension of Interest Period. So long as an Event of Default under Section 6.01 of the Base Indenture shall not have occurred and be continuing, the Company shall have the right, subject to the provisions of
Section 2.10 of the Base Indenture, at any time and from time to time during the term of the Junior Subordinated Debentures, to defer payments of interest by extending the interest payment period of such Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity or any earlier Prepayment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period imposed pursuant to this Section 4.01, will bear interest thereon at the Coupon Rate compounded semi-annually ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Junior Subordinated Debentures, including any Additional Interest, Special Interest and Compounded Interest (together, "Deferred Interest") to the holders of the Junior Subordinated Debentures in whose names the Junior Subordinated Debentures are registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semi-annual periods, or extend beyond the Stated Maturity or any earlier Prepayment Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

         SECTION 4.02. Notice of Extension. (a) If the Property Trustee is the only registered holder of the Junior Subordinated Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Administrators, the Property Trustee and the Trustee of its selection of such Extension Period at least five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event not less than five Business Days before such record date. An Administrator shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities.

          (b) If the Property Trustee is not the only holder of the Junior Subordinated Debentures at the time the Company selects an Extension Period, the Company shall give the holders of the Junior Subordinated Debentures and the Trustee written notice of its selection of such Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Junior Subordinated Debentures.

          (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.02 shall be counted as one of the 10 consecutive semi-annual periods permitted in the maximum Extension Period permitted under Section 4.01.



                                    ARTICLE 5
                                    EXPENSES

         SECTION 5.01. Payment of Expenses. In connection with the offering, sale and issuance of the Junior Subordinated Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Junior Subordinated Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Debentures, including commissions to the Purchasers payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Base Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

         (c) pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Capital Securities;

         (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and

          (e) pay any and all taxes and all liabilities, costs and expenses with respect to such taxes of the Trust (but not including withholding taxes imposed on holders of Preferred Securities or Common Securities of the Trust).

         SECTION 5.02. Payment upon Resignation or Removal. Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.10 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to it under Section 7.06 of the Base Indenture accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, and their respective counsel, as the case may be, all amounts owed to them under Section 8.07 of the Trust Agreement accrued to the date of such termination, removal or resignation.



                                    ARTICLE 6
                      FORM OF JUNIOR SUBORDINATED DEBENTURE

         SECTION 6.01. Form of Junior Subordinated Debenture. The Junior Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.



                                    ARTICLE 7
                ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES

         SECTION 7.01. Original Issue of Junior Subordinated Debentures. (a) Junior Subordinated Debentures in the aggregate principal amount of up to $206,200,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Debentures to or upon the written order of the Company, signed by its Chairman of the Board, or its President or any Vice Chairman or any Vice President of the Company (whether or not designated by a number or word or words added before or after the title Vice President) and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without any further corporate action by the Company as follows: (i) $206,200,000 aggregate principal amount of Private Debentures to be originally issued on the Closing Date (as defined in the Purchase Agreement) and (ii) $206,200,000 aggregate principal amount of Exchange Debentures to be issued upon surrender of and in exchange for the Private Debentures pursuant to Section 8.01.

         (b) Each Exchange Debenture shall be issued only upon surrender of and in exchange for a like aggregate principal amount of Private Debentures and any Private Debentures surrendered in exchange for Exchange Debentures shall be canceled. Accordingly, the aggregate principal amount of Private Debentures and Exchange Debentures that may be Outstanding at any time shall not exceed $206,200,000.



                                    ARTICLE 8
                             EXCHANGE OF SECURITIES

         SECTION 8.01. Mandatory Tender in Exchange Offer. The Junior Subordinated Debentures will not be convertible into any other securities or property of the Company. The Junior Subordinated Debentures may not be exchanged for Securities of any other series, except that if the Company effects an exchange offer pursuant to Section 2(a) of the Debenture Exchange and Registration Rights Agreement and, if pursuant to such exchange offer, the Company offers to exchange any Private Debentures for Exchange Debentures, then, to the extent permitted by law, each holder of the Private Debentures shall be obligated to tender all the Private Debentures held by such holder in exchange for a like principal amount of the Exchange Debentures in accordance with the Company's instructions.



                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.01. Ratification of Indenture; First Supplemental Indenture Controls. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

         SECTION 9.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 9.03. Governing Law. This First Supplemental Indenture and each Junior Subordinated Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York, except that the rights and duties of the Trustee are governed by the laws of the State of the Trustee's principal place of business.

         SECTION 9.04. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Junior Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Junior Subordinated Debentures, but this First Supplemental Indenture and the Junior Subordinated Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 9.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  First
Supplemental Indenture to be duly executed as of the date first above written.

                                            CRESTAR FINANCIAL CORPORATION


                                            By
                                               ---------------------------------
                                                Name:
                                                Title:




                                            THE CHASE MANHATTAN BANK,
                                                as Trustee


                                            By
                                               ---------------------------------
                                                Name:
                                                Title:

                                                                       Exhibit A


         [(FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE)]

         [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING - - THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDEN TURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE
DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANS FER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.                                                               CUSIP NO.


                                           CRESTAR FINANCIAL CORPORATION
                                       8.16% JUNIOR SUBORDINATED DEFERRABLE
                                     INTEREST DEBENTURE DUE DECEMBER 15, 2026

                                                           [Up To]* $206,200,000


         [Prior to Transfer Restriction Termination Date, INSERT the following in Private Debentures... THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE REGISTERED HOLDER (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO CRESTAR FINANCIAL CORPORATION OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL

--------
          * Insert in Global Debentures

DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE CHASE MANHATTAN BANK, AS TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS CRESTAR FINANCIAL CORPORATION MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]



          THIS DEBENTURE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A BANK
         AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                        OR ANY OTHER GOVERNMENTAL AGENCY

     Registered Holder:


         CRESTAR FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered Holder named above, the principal sum [of ________]** [specified in the Schedule annexed hereto]***, on December 15, 2026, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder hereof
--------
    ** Insert in all Junior Subordinated Debentures other than Global Debentures *** Insert in Global Debentures as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate per annum specified in the title of this debenture (the "Debenture"), in like coin or currency, semiannually in arrears on the fifteenth day of June and December (each an "Interest Payment Date") commencing June 15, 1997, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Debenture, in which case from December 15, 1996, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date, provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Debenture, compounded semiannually.

         The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Certificate is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date will be the first day of the calendar month in which such Interest Payment Date falls or, if such first day of the month is not a Business Day, then the Business Day next preceding such day. This Debenture may be presented for payment of principal and interest at the offices of The Chase Manhattan Bank, as agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Interest on the Debenture will be computed on the basis of a 360-day year of twelve 30-day months.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Debenture to defer payment of interest on this Debenture, at any time or from time to time, for up to ten consecutive semiannual interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond December 15, 2026 or any earlier Prepayment Date. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (together with any Additional Interest, Compounded Interest and Special Interest thereon to the extent permitted by applicable law). During any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiaries of the Company if such guarantee ranks pari passu with or junior in interest to this Debenture (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any Crestar Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed ten consecutive semiannual periods or extend beyond December 15, 2026 or any earlier Prepayment Date. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (including Additional Interest, if any) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. If the Debentures of this series have been issued to Crestar Capital Trust I, the Company shall give the Trustee, the Property Trustee and the Administrators notice of its election to begin or extend any Extension Period at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by Crestar Capital Trust I would be payable but for such election to begin or extend a new Extension Period or (ii) the date the Administrators are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Trust Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

         This Debenture is issued pursuant to an Indenture, dated as of December 31, 1996, between the Company, as issuer, and The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York, as trustee, as supplemented by a First Supplemental Indenture dated as of December 31, 1996, (as may be further supplemented or amended from time to time, the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Debentures. Capitalized terms used herein but not defined shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debenture, the Holder hereof agrees to be bound by the provisions of the Indenture.

         The Debentures are limited to the aggregate principal amount of Two Hundred Six Million Two Hundred Thousand Dollars ($206,200,000.00)

         The indebtedness of the Company evidenced by this Debenture, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debenture, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

         IN WITNESS WHEREOF, CRESTAR FINANCIAL CORPORATION has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be affixed hereunto.

                                            CRESTAR FINANCIAL CORPORATION


                                            By


                                            By





[Seal]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, described in the within-mentioned Indenture.


                                                     THE CHASE MANHATTAN BANK


                                                     By
                                                          Authorized Officer


Dated:

                              REVERSE OF DEBENTURE

         As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the payment of principal or interest on the Debentures or with respect to compliance with certain covenants occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the then-outstanding Debentures may declare the principal amount of all the Debentures, together with any accrued interest (including Additional Interest), to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if such notice is given by Holders). If the Debentures have been issued to a Crestar Capital Trust, upon such an Event of Default, if the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debentures fails to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Capital Securities of such Crestar Capital Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest on the Debentures shall remain subordinated to the extent provided in the Indenture.

         If an Event of Default with respect to certain covenants applicable to all series of securities issued under the Indenture (collectively, the "Securities"), or with respect to events of bankruptcy, insolvency or reorganization of the Company or Crestar Bank, a Virginia banking corporation, occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of all Securities outstanding under the Indenture (voting as a single class) may declare the principal amount of all such Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if such notice is given by Holders), provided that, in the case of Securities of a series issued under the Indenture to a Crestar Capital Trust, if upon such an Event of Default the Trustee and the Holders of not less than 25% in principal amount of all outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Capital Securities of such Crestar Capital Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of that series shall become immediately due and payable, provided that the payment of principal and interest shall remain subordinated to the extent provided in the Indenture.

         The Indenture provides that in certain events such declaration that principal and accrued interest are due and payable, and the consequences of such declaration, may be rescinded and annulled by the holders of a majority in principal amount of the Securities then outstanding under the Indenture as to which such an acceleration of the payment of principal has occurred, voting as one class. In the case of Securities issued under the Indenture to one or more Crestar Capital Trusts, should the Holders of such Securities fail to rescind and annul such declaration and its consequences, the Holders of a majority in aggregate liquidation amount of the corresponding Capital Securities or Preferred Securities of such Crestar Capital Trusts shall have such right. The Indenture also provides that the Holders of a majority in principal amount of all of the Securities of all series then outstanding as to which an Event of Default has occurred may, on behalf of all Holders of such Securities, waive any past default under the Indenture other than (a) a default in the payment of the principal of or interest on any of the Securities or (b) a default in respect of a covenant or provision of the Indenture which under the terms of the Indenture cannot be modified or amended without the consent of each Holder of Securities so affected. In the case of Securities of one or more series issued to one or more Crestar Capital Trusts, the Indenture provides that the Holders of a majority in aggregate liquidation amount of the corresponding Capital Securities or Preferred Securities issued by such Crestar Capital Trusts shall also have the right to waive such defaults.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of all affected series (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the fixed maturity of any Securities, or reduce the rate or extend the time of payment of interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof, or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than that herein prescribed without the consent of the Holder of each security so affected, (ii) reduce the percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of all Holders of Securities then outstanding, (iii) modify certain provisions of the Indenture relating to waiver of compliance with covenants, waiver of defaults or modification of the Indenture without the consent of all Holders of Securities then outstanding, except to increase the percentage of Holders required for such waiver or modification, or (iv) modify the provisions with respect to the subordination of outstanding Securities of any series in a manner adverse to the Holders thereof, without the consent of the Holder of each security so affected; provided, further, that, in the case of the Securities of a series issued to a Crestar Capital Trust, so long as any of the corresponding series of Capital Securities or Preferred Securities issued by such Crestar Capital Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities or Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default with respect to such series or compliance with any covenant with respect to such series under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such Capital Securities or Preferred Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Interest) thereon shall have been paid in full and (ii) no amendment shall be made to
Section 6.05 of the Indenture (regarding the right of Holders of Preferred Securities or Capital Securities to institute a suit directly against the Company) that would impair the rights of the Holders of Preferred Securities or Capital Securities provided therein without the prior consent of all Holders of Preferred Securities and Capital Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full.

         This Debenture will be prepayable, in whole or in part, at the option of the Company at any time on or after December 15, 2006, subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of this Debenture specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment, if prepaid during the period:


                  December 15, 2006 to December 14, 2007:              104.080%
                  December 15, 2007 to December 14, 2008:              103.672%
                  December 15, 2008 to December 14, 2009:              103.264%
                  December 15, 2009 to December 14, 2010:              102.856%
                  December 15, 2010 to December 14, 2011:              102.448%
                  December 15, 2011 to December 14, 2012:              102.040%
                  December 15, 2012 to December 14, 2013:              101.632%
                  December 15, 2013 to December 14, 2014:              101.224%
                  December 15, 2014 to December 14, 2015:              100.816%
                  December 15, 2015 to December 14, 2016:              100.408%
                  On or after December 15, 2016:                       100.000%

         Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event in respect of Crestar Capital Trust I, the Company may, at its option, at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event prepay this Debenture, in whole but not in part, at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount thereof; or (ii) as determined by a Quotation Agent, an amount equal to the sum of the present values of the principal amount and premium that would be payable as part of the Optional Prepayment Price with respect to an optional prepayment of such Debenture on December 15, 2006, together with the present values of scheduled payments of interest from the prepayment date to December 15, 2006 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest to but excluding the date of prepayment, provided that with respect to any prepayment of this Debenture as a result of a Tax Event, Investment Company Event or Capital Treatment Event that occurs on or after December 15, 2006, the Event Prepayment Price shall be the Optional Prepayment Price that would be payable on optional prepayment of the Debentures on the date of such prepayment, which includes accrued and unpaid interest to the date of prepayment.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) 1.00% if such prepayment date occurs on or before December 15, 1997 or (ii) 0.50% if such prepayment date occurs after December 15, 1997. "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.R.(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

         "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 15, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities. "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Quotation Agent" means Morgan Stanley & Co. Incorporated. "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such prepayment date.

         Any consent or waiver by the Holder of this Debenture given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debenture or such other Debentures. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

         If the Company does not comply with certain of its obligations under the Registration Rights Agreements (as defined in the Indenture), this Debenture shall bear additional interest ("Special Interest") in addition to the interest provided for in Section 2.05(a) of the First Supplemental Indenture to the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Debentures upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Register of the Debentures as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

         The Company and, by acceptance of this Debenture or a beneficial interest in this Debenture, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

         This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

[Prior to Transfer Restriction Termination Date, INSERT the following in Private Debentures in Definitive form --]

                        [FORM OF CERTIFICATE OF TRANSFER]

For value received ________________ hereby sell(s), assign(s) and transfer(s) unto _______________________________
                                    (Please insert social security or other taxpayer identification number of assignee.)

the within 8.16% Junior Subordinated Deferrable Interest Debenture (the "Debenture") and hereby irrevocably constitutes and appoints ____________ attorney to transfer the said security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Debenture occurring prior to such date as restrictions on the transfer of such security imposed by the Securities Act of 1933, as amended, and the rules and regulations thereunder shall be terminated in accordance with the Indenture, the undersigned confirms that such security is being transferred:

         o        To Crestar Financial Corporation or a subsidiary thereof; or
         o Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or o To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or
         o Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or o Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Debenture is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):
         o        The transferee is an Affiliate of the Company.

Dated: ___________________

                                                     -------------------

                                                     -------------------

Signature(s)
                                    Signature(s)   must  be   guaranteed   by  a
                                    commercial bank or trust company or a member firm of a major stock exchange.

                                    ---------------------------
                                    Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatever.

[Following Transfer Restriction Termination Date, INSERT the following--]


                                       FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please insert Social Security or other identifying number of assignee:




                       (Name and Address of Assignee, including Zip Code,
                                 must be printed or typewritten)



the within Junior Subordinated Deferrable Interest Debenture (the "Debenture"), and all rights thereunder, hereby irrevocably constituting and appointing
                                             Attorney to transfer said Debenture
on the Register of the Debentures, with full power of substitution in the premises.


Date:  __________________________

                                                 -------------------------------

                                                 -------------------------------
                                                            Signature(s)

                                                     Signature(s)     must    be
                                                     guaranteed  by a commercial
                                                     bank or trust  company or a
                                                     member   firm  of  a  major
                                                     stock exchange. NOTICE: The
                                                     signature      to      this
                                                     assignment  must correspond
                                                     with the name as it appears
                                                     upon the face of the within
                                                     Junior         Subordinated
                                                     Deferrable         Interest
                                                     Debenture      in     every
                                                     particular,         without
                                                     alteration  or  enlargement
                                                     or any change whatever.

[For Global Debentures, INSERT the following--]

[FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL DEBENTURE
                                TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

The  initial   principal   amount   evidenced   by  this  Global   Debenture  is
$____________.

                            Changes to Principal Amount of Global Debenture


                  Principal Amount by which this
                  Global Debenture is to be Reduced           Remaining Principal Amount
                  or Increased, and Reason for  Reduction     of this Global Debenture          Notation
Date              or Increase                                                                   Made by
-------           ----------------------                      -----------------                 -----------
-------           ----------------------                      -----------------                 -----------
-------           ----------------------                      -----------------                 -----------
-------           ----------------------                      -----------------                 -----------
-------           ----------------------                      -----------------                 -----------
-------           ----------------------                      -----------------                 -----------
-------           ----------------------                      -----------------                 -----------
-------           ----------------------                      -----------------                 -----------

                                                                       EXHIBIT B

                         FORM OF TRANSFER CERTIFICATE --
                     FOR INSTITUTIONAL ACCREDITED INVESTORS


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Corporate Trust Department


         Re: Crestar Financial Corporation (the "Company") 8.16% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 (the "Debentures")

Ladies and Gentlemen:

         We represent, warrant and agree with you as follows with regard to the Debentures purchased by us and described in the confidential Offering Memorandum dated December 20, 1996 (the "Offering Memorandum").

         1. We are an "institutional investor" that is an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, if we are buying for one or more accounts for which we are acting as fiduciary or agent and we are not a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), each such account is an institutional investor and an accredited investor on a like basis.

         2. We are acquiring the Debentures for our own account or for an account for which we are acting as fiduciary or agent in a minimum amount of not less than $100,000 principal amount for each such account. We acknowledge and agree that the Debentures purchased by us will be issued in certificated form bearing a legend to the effect of paragraph 5 and may not be exchanged for Debentures in book-entry form. We further acknowledge and agree that the provisions of this paragraph 2 and those of paragraph 3 below will apply to each Debenture purchased by us until such times such Debenture is transferred in compliance with the provisions of paragraph 3.

         3. We understand that the Debentures have not been registered under the Securities Act and we agree that the Debentures purchased by us may be reoffered, resold, pledged or otherwise transferred only:

                  (i) (a) to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirement of Rule 144A;

                  (b) in an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act;

                  (c) to an institutional accreditor investor (who delivers a letter in the form hereof) in a transaction exempt from the registration requirements of Securities Act;

                  (d) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

                  (e) pursuant to an effective registration statement under the Securities Act; and

                  (ii) in accordance with all applicable securities laws of the United States and other jurisdictions.

         4. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risk of an investment in the Debentures, we, and any accounts for which we are acting are able to bear the economic risk of purchasing such Debentures and we have received a copy of the Offering Memorandum.

         5. We acknowledge that the Debentures will bear a legend to the following effect unless the Company determines otherwise consistently with applicable law:

                           THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED
                  UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN
                  INSTITUTIONAL   "ACCREDITED  INVESTOR"  (AS  DEFINED  IN  RULE
                  501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C)

                  IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO CRESTAR FINANCIAL CORPORATION OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR TRANSFER AGENT), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE CHASE MANHATTAN BANK, AS TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD

                  APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         6. We acknowledge that Crestar Financial Corporation, you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we hereby irrevocably authorize such parties to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         7. If we are acquiring any Debentures as a fiduciary or agent for one or more accounts, we represent that we have sole investment discretion with respect to each such account and that we have full power to make the foregoing acknowledgments, representations and agreements with respect to each such account and as set forth in the Notice to Investors contained in the Offering Memorandum.

                                THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


         You, Crestar Financial Corporation and the Purchasers (the "Purchasers") named in Schedule I to the Purchase Agreement dated December 20, 1996 among the Crestar Capital Trust I, Crestar Financial Corporation and the Purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:
                                            [Insert Name of Transferee]


                                            By:
                                            --------------------------------

                                                 Name:
                                                 Title:

                                            (If  the   registered   owner  is  a
                                            corporation,      partnership     or
                                            fiduciary,  the title of the  Person
                                            signing on behalf of such registered
                                            owner must be stated.)

                                                                EXHIBIT C

                          FORM OF TRANSFER CERTIFICATE
              REGULATION S GLOBAL SECURITY TO 144A GLOBAL SECURITY

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Corporate Trust Department


         Re: Crestar Financial Corporation (the "Company") 8.16% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 (the "Debentures")

         Reference is hereby made to the Indenture (the "Base Indenture") dated as of December 31, 1996 between the Company and The Chase Manhattan Bank, as Trustee (as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") dated December 31, 1996, the "Indenture") Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to _________________ Private Debentures which are evidenced by a Regulation S Global Debenture (CUSIP No. ______) and held with the Depositary indirectly in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Private Debentures to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that the (i) the Transferor's interest in the Private Debentures is being transferred in accordance with the transfer restrictions set forth in the Indenture and in the Private Debenture; and (ii) the transferee is a person who the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

         You, the Company and the Purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:
                                            [Insert Name of Transferor]


                                            By:
                                            -----------------------------

                                                 Name:
                                                 Title:

                                            (If  the   registered   owner  is  a
                                            corporation,      partnership     or
                                            fiduciary,  the title of the  Person
                                            signing on behalf of such registered
                                            owner must be stated.)

                                                                   EXHIBIT D

                         FORM OF TRANSFER CERTIFICATE--
                       144A GLOBAL TO REGULATION S GLOBAL

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Corporate Trust Department


         Re: Crestar Financial Corporation (the "Company") 8.16% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 (the "Debentures")

         Reference is hereby made to the Indenture (the "Base Indenture") dated as of December 31, 1996 between the Company and The Chase Manhattan Bank, as Trustee (as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") dated December 31, 1996, the "Indenture") Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to _________________ Private Debentures which are evidenced by a 144A Global Debenture (CUSIP No. ______) and held with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Private Debentures to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that:

         The offer of the Private Debentures was not made to a person in the United States;

         (A)  either:

         (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

         (ii) the transaction was executed in, or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

         (B) no directed selling efforts have been made in contravention of the requirements of 904(b) of Regulation S, as applicable;

         (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (D) we have advised the transferee of the transfer restrictions applicable to the Private Debentures.

         You, the Company and the Purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:
                                            [Insert Name of Transferor]


                                            By:
                                            ---------------------------------

                                                 Name:
                                                 Title:

                                            (If  the   registered   owner  is  a
                                            corporation,      partnership     or
                                            fiduciary,  the title of the  Person
                                            signing on behalf of such registered
                                            owner must be stated.)

                                                                EXHIBIT E


                           [Form of Trust Agreement]

                                                                EXHIBIT F


                [Form of Capital Securities Guarantee Agreement]




                                     F - 1